United States

Securities And Exchange Commission

Washington, DC 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2020

MILLER INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Tennessee	001-14124	62-1566286
(State or Other Jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8503 Hilltop Drive, Ooltewah, Tennessee

37363

(Address of Principal Executive Offices)

(Zip Code)

(423) 238-4171

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	MLR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 21, 2020, Miller Industries, Inc. (the “Company”) and certain of its subsidiaries entered into (a) an Amended and Restated Loan Agreement (the “Amended Loan Agreement”) with First Horizon Bank (formerly known as First Tennessee Bank National Association) (“First Horizon”), and (b) an Amended and Restated Master Revolving Credit Note, dated as of December 21, 2020, in the principal amount of $50.0 million, with a maturity date of May 31, 2027 (the “Amended Note”).

The Amended Loan Agreement amends and restates the prior Amended and Restated Loan Agreement dated as of December 20, 2018 governing the Company’s existing $50.0 million unsecured revolving credit facility with First Horizon (the “Prior Loan Agreement”) to, among other things: (i) renew and extend the maturity date from May 31, 2022 to May 31, 2027 and make certain other conforming changes, (ii) amend the tangible net worth covenant to increase the minimum required compliance level thereunder from $160 million to $190 million, and (iii) allow for the sale and leaseback of certain equipment as set forth therein. All other material terms and conditions of the Prior Loan Agreement remain unchanged.

The Amended Note amends and restates the prior Amended and Restated Master Revolving Credit Note, dated as of December 20, 2018 in the principal amount of $50.0 million (the “Prior Note”) to, among other things: (i) extend the maturity date from May 31, 2022 to May 31, 2027, and (ii) make certain other changes to the interest rate provisions in the Amended Note relating to the determination of a replacement rate in the event that the LIBOR Rate (as defined therein) is no longer available. All other material terms of the Prior Note remain unchanged.

The foregoing descriptions of the Amended Loan Agreement and the Amended Note are qualified in their entirety by reference to the Amended Loan Agreement and the Amended Note, copies of which are attached as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 relating to the Amended Loan Agreement and the Amended Note is contained in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Exhibit Description
10.1	Amended and Restated Loan Agreement, dated as of December 21, 2020, by and among the Registrant, certain of the Registrant’s wholly-owned subsidiaries, and First Horizon Bank
10.2	Amended and Restated Master Revolving Credit Note dated as of December 21, 2020 issued by the Registrant to First Horizon Bank
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Miller Industries, Inc. (Registrant)
	By:	/s/ Deborah L. Whitmire
Deborah L. Whitmire
Executive Vice President, Chief Financial Officer and Treasurer
Dated: December 23, 2020